Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-68202, 333-86440, 333-108521 and 333-150953, and Form S-8 Nos. 333-40333, 333-40457, 333-40459, 333-40461, 333-43622, 333-67440, 333-97179, 333-97181, and 333-136671) of Hypercom Corporation of our report dated March 26 2008, with respect to the combined financial statements of Thales e-Transactions included in this Current Report (Form 8-K/A).
/s/ Ernst & Young Audit
Neuilly-sur-Seine, France
June 13, 2008